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                                                           EXHIBIT 21


                             SUBSIDIARIES OF CONAGRA

ConAgra, Inc. is the parent corporation owning 100% (unless otherwise noted) of the voting securities of the following subsidiaries as of May 28, 2000:

                                                                                                 Jurisdiction of
Subsidiary                                                                                       Incorporation
----------                                                                                       ---------------
A.M. Gilardi & Sons, Inc.                                                                        Ohio

Alabama Processors, Inc. (owns 100% of the voting securities of one
domestic corporation)                                                                            Alabama

Armour Food Co. - Iowa                                                                           Iowa

Banquet Foods (Canada) Corporation                                                               Canada

BCF, Inc.                                                                                        Texas

CAG 31, Inc.                                                                                     Delaware

CAGRE, Inc.                                                                                      Nebraska

CG REIT, Inc.                                                                                    Nebraska

Choice One Foods, Inc.                                                                           California

ConAgra Brands, Inc.                                                                             Nebraska

ConAgra Capital L.C. (indirectly controlled)                                                     Iowa

ConAgra Caribbean Distributors, Inc.                                                             Puerto Rico

ConAgra Energy Services, Inc.                                                                    Delaware

ConAgra Feeding People Better Foundation                                                         Nebraska

ConAgra Fertilizer Company                                                                       Nebraska

ConAgra Finance Company                                                                          Australia

ConAgra Foreign Sales Corporation, Inc.                                                          Guam

ConAgra Foundation                                                                               Nebraska

ConAgra Functional Foods, Inc.                                                                   Nebraska

ConAgra Grocery Products Company (owns 100% of the voting securities of 11 domestic corporations, 70% of one domestic corporation, 50% of two domestic corporations and 100% of two foreign corporations, all engaged principally in
the production and marketing of retail, foodservice and industrial food products)                Delaware


ConAgra International (Far East) Limited (owns 100% of the voting securities of four foreign corporations and 50% of one foreign corporation engaged principally
in the worldwide commodities trading business)                                                   Hong Kong

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


                                                                                                 Jurisdiction of
Subsidiary                                                                                       Incorporation
----------                                                                                       ---------------
ConAgra International Fertilizer Company                                                         Delaware

ConAgra International, Inc. (owns 100% of the voting securities of 24 foreign corporations, 99% of four foreign corporations, 98% of one foreign corporation,
85% of one foreign corporation, 50% of two foreign corporations and 30% of one foreign corporation, and 100% of one domestic corporation all engaged principally in the worldwide commodities trading business and the processing of
beef and malt)                                                                                   Delaware

ConAgra International, S.A.                                                                      Spain

ConAgra Lonergan Corporation                                                                     Nebraska

ConAgra Poultry Company (owns 100% of three domestic corporations
engaged principally in poultry operations)                                                       Delaware

ConAgra Relocation Services, Inc.                                                                Delaware

ConAgra Shared Purchasing, Inc.                                                                  Delaware

ConAgra Trade Group, Inc. (owns 100% of the voting securities of
one domestic corporation)                                                                        Delaware

ConAgra Transportation, Inc.                                                                     Delaware

E-ConAgra.com, Inc.                                                                              Delaware

Fernando's Foods Corporation                                                                     California

Golden Valley Microwave Foods, Ltd.                                                              United Kingdom

GoodMark Foods, Inc. (owns 100% of the voting securities of
two domestic corporations)                                                                       North Carolina

Hester Industries, Inc.                                                                          West Virginia

Holly Ridge Foods, Inc.                                                                          North Carolina

Investment Resource Services, Inc.                                                               Delaware

J.R.R.W. Transport, Inc.                                                                         Iowa

Lamb Weston, Inc. (owns 100% of the voting securities
of three domestic corporations engaged in the potato products business)                          Delaware

Meridian Seafood Products, Inc. (owns 100% of the voting
securities of one domestic corporation)                                                          Delaware


                                                                                                 Jurisdiction of
Subsidiary                                                                                       Incorporation
----------                                                                                       ---------------
MHC, Inc.                                                                                        Oregon

Miller Bros. Company, Inc.                                                                       Utah

Molinos de Puerto Rico, Inc.                                                                     Nebraska

Monfort, Inc. (owns 100% of the voting securities of four domestic corporations,
50% of one domestic corporation, and 100% of one foreign corporation, all
engaged principally in the livestock feeding and processing business)                            Delaware

Northern Colorado Resources, Inc.                                                                Colorado

Oat Ventures, Inc.                                                                               Delaware

Rygmyr Foods, Inc.                                                                               Minnesota

Sergeant's Pet Products, Inc.                                                                    Delaware

Swift & Company                                                                                  Delaware

To-Ricos, Inc.                                                                                   Nebraska

Tansquip Resources, Inc.                                                                         Oklahoma

United Agri Products, Inc. (owns 100% of the voting securities of 28 domestic corporations, all engaged principally
in the agricultural chemicals business)                                                          Delaware

USFI-Gilroy, Inc.                                                                                Delaware

Weld Insurance Company, Inc.                                                                     Colorado

Zoll Foods Corporation                                                                           Illinois

The corporations listed above and on the previous page are included in the consolidated financial statements, which are a part of this report.
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

ConAgra and its subsidiaries account for the following investments using the equity method of accounting:


                                                                                                 Jurisdiction of
Subsidiary                                                                                       Incorporation
----------                                                                                       ---------------
Barrett Burston Malting Co. Pty. Ltd. (50% owned)                                                Australia
Agri-Pacific Co., Ltd. (50% owned)                                                               Taiwan
Canada Malting Company Limited (50% owned)                                                       Canada
Concampo S.A. de C.V. (50% owned)                                                                Mexico
Lamb Weston / RDO (50% owned)                                                                    Minnesota
Lamb Weston / Meijer (50% owned)                                                                 Holland
Great Western Malting Co. (50% owned)                                                            Delaware
Malt Real Property Pty. Ltd. (50% owned)                                                         Australia
Pecom-Agra, S.A. (50% owned)                                                                     Argentina
Productos Verde Valle S.A. de C.V. (50% owned)                                                   Mexico
Ulgrave Limited (50% owned)                                                                      United Kingdom
Vriezo (50% owned)                                                                               Holland

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